                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 7, 2001
                                ----------------

                                  HAUSER, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                       0-17174                 84-0926801
     ------------------             ----------------            ------------
(State or other jurisdiction        (Commission File           (IRS Employer
     of incorporation)                   Number)             Identification No.)

         5555 Airport Boulevard
           Boulder, Colorado                                             80301
       -------------------------                                         -----
(Address of principal executive offices)                                Zip Code


Registrant's telephone number, including area code:             (303) 443-4662
                                                                --------------

Item 5. Other Events.

     On December 7, 2001, Hauser, Inc. (the "Company") entered into an Amended and Restated Credit Agreement (the "Amended Credit Agreement"), among the Company, Wells Fargo Bank, N.A. ("Wells Fargo"), Hauser Technical Services, Inc., Botanicals International Extracts, Inc. and Zetapharm, Inc.

     The Amended Credit Agreement provides for a $10,750,000 revolving credit. The Amended Credit Agreement also provides for a $7,804,438 term note facility maturing June 30, 2002, with additional principal payments of $3.0 million on April 30, 2002 and $4.7 million on June 30, 2002. The Amended Credit Agreement includes operating cash flow and tangible net worth requirements. Interest for the revolving credit is at 2% over the prime borrowing rate, and 3% over prime for the term loan. Interest for the revolving credit decreases by 1% upon repayment of the term note. The Amended Credit Agreement expires August 31, 2003.

     The Amended Credit Agreement also required that a fee ("Fee") be paid to Wells Fargo in the amount of $779,067. Initially, Wells Fargo had stated that, as further consideration for amending the credit agreement, the Company must issue to Wells Fargo a warrant ("Warrant") to purchase 865,630 shares of common stock ("Common Stock") of the Company, representing approximately 12.5% of the Common Stock on a fully diluted basis, at an exercise price of $.01 per share, and which would expire eight years after issuance. Wells Fargo subsequently stated that it would accept the Fee in lieu of the Warrant, provided the Fee was paid by a party other than the Company. Wells Fargo would not permit the Company to reduce its working capital by paying the Fee. Zatpack, Inc., a significant shareholder of the Company, agreed to pay the Fee. The Company, as consideration for such payment, issued the Warrant to Zatpack, Inc. The terms of the Warrant were negotiated solely between the Company and Wells Fargo.

     A copy of the Amended Credit Agreement, dated as of December 7, 2001, is attached hereto as Exhibit 10.1 and incorporated herein by reference. A copy of the Warrant is attached hereto as Exhibit 10.2 and incorporated herein by reference. The Press Release that the Company released on December 10, 2001 concerning this event is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

     10.1 Amended and Restated Credit Agreement, dated as of December 7, 2001, among Hauser, Inc., Wells Fargo Bank, N.A., Hauser Technical Services, Inc., Botanicals International Extracts, Inc. and Zetapharm, Inc.

     10.2 Warrant to Purchase Common Stock of Hauser, Inc., dated as of December 7, 2001, issued to Zatpack, Inc.

     99.1    Press Release.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        HAUSER, INC.

Dated:  December 10, 2001               By: /s/ Kenneth C. Cleveland
                                            ------------------------------
                                            Name:  Kenneth C. Cleveland
                                            Title: President and Chief Executive
                                                   Officer

                                  Exhibit Index

Exhibit No.         Description
-----------         -----------

   10.1 Amended and Restated Credit Agreement, dated as of December 7, 2001, among Hauser, Inc., Wells Fargo Bank, N.A., Hauser Technical Services, Inc., Botanicals International Extracts, Inc. and Zetapharm, Inc.

   10.2 Warrant to Purchase Common Stock of Hauser, Inc., dated as of December 7, 2001, issued to Zatpack, Inc.

   99.1             Press Release.